Exhibit 99.1

Hut 8 Reports First Quarter 2025 Results

ASIC fleet upgrade drives 79% increase in hashrate and 37% improvement in fleet efficiency quarter-over-quarter

Launch of American Bitcoin accelerates Hut 8’s evolution as an integrated energy infrastructure platform

Earnings Release Highlights

●	Revenue of $21.8 million, net loss of $134.3 million, and Adjusted EBITDA of ($117.7) million.
●	Total energy capacity under management of 1,020 megawatts (“MW”) as of March 31, 2025.
●	~10,800 MW development pipeline with ~2,600 MW of capacity under exclusivity as of March 31, 2025.
●	Strategic Bitcoin reserve of 10,264 Bitcoin with a market value of $847.2 million as of March 31, 2025.

MIAMI, FL, May 8, 2025 (GLOBE NEWSWIRE) – Hut 8 Corp. (Nasdaq | TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases such as Bitcoin mining and high-performance computing, today announced its financial results for the first quarter of 2025.

“The first quarter of 2025 marked significant advances in Hut 8’s evolution as an integrated energy infrastructure platform,” said Asher Genoot, CEO of Hut 8. “As reflected in our results, the first quarter was a deliberate and necessary phase of investment. We believe the returns on this work will become increasingly visible in the quarters ahead.”

“Following a period of disciplined investment and execution, including a major upgrade of our ASIC fleet, we launched American Bitcoin, a majority-owned subsidiary of Hut 8 focused exclusively on industrial-scale Bitcoin mining and strategic Bitcoin accumulation. The streamlined capital allocation framework made possible by the American Bitcoin launch reinforces our ability to scale lower-cost-of-capital businesses such as high-performance computing. With approximately 10,800 megawatts of development capacity in our pipeline and 10,264 Bitcoin retained in reserve as of March 31, 2025, we believe we are well-positioned and capitalized for disciplined growth. And through our ownership in American Bitcoin, we have preserved exposure to Bitcoin while establishing a new vehicle purpose-built for shareholder value creation.”

“Building on this foundation, we continue to execute against our 2025 roadmap by advancing potential catalysts for topline growth, including the energization of Vega, the initial sitework at River Bend, and the development of our utility-scale power portfolio. We believe these initiatives will further accelerate our ability to generate resilient near-term cash flows while building toward enduring leadership across next-generation digital infrastructure markets.”

First Quarter 2025 Highlights

Power

●	Generated $4.4 million in first quarter revenue from Power Generation and Managed Services.
●	Secured and broke ground on 592 acres at our River Bend campus in Louisiana, where initial sitework is underway.
●	~10,800 MW development pipeline with ~2,600 MW of capacity under exclusivity as of March 31, 2025.

Digital Infrastructure

●	Generated $1.3 million in first quarter revenue from CPU Colocation.
●	Continued construction at the 205 MW Vega site, which remains on track for energization in the second quarter of 2025, with more than 70% of budgeted capital expenditures incurred through March 31, 2025.
●	Established operational infrastructure for the Vega data center, including the onboarding of site management and development of operating processes for the direct-to-chip liquid-cooled facility.
●	Energized a direct-to-chip liquid-cooled test rack module at Salt Creek in preparation for the energization of Vega.
●	Enhanced our operating software through the development of a new curtailment control solution in Reactor designed specifically to optimize energy consumption at Vega and a more robust feature set in Operator to help automate ASIC-level operations.

Compute

●	Generated $16.1 million in first quarter revenue from Bitcoin Mining, GPU-as-a-Service, and Data Center Cloud operations.
●	Executed ASIC fleet upgrade, which was completed in the first week of April 2025, increasing deployed hashrate to 9.3 EH/s and improving average fleet efficiency to approximately 20 J/TH at the end of Q1 2025.
●	Launched American Bitcoin, a pure-play Bitcoin miner, following the strategic contribution of substantially all of Hut 8’s ASIC miners to and in exchange for a majority interest in American Data Centers, Inc., a company formed by a group of investors including Eric Trump and Donald Trump Jr., which was subsequently renamed and relaunched as American Bitcoin in connection with the transaction.

Capital Strategy and Balance Sheet

●	Expanded Bitcoin held in reserve to 10,264 Bitcoin with a market value of $847.2 million as of March 31, 2025.
●	Generated $275.5 million in net proceeds from the Company’s ATM program from inception to quarter-end, selling 9.8 million shares at a weighted average price of $28.23 per share.

Key Performance Indicators

	Three Months Ended
	March 31,
	2025	2024
Cost to mine a Bitcoin (excluding hosted facilities)(1)	$58,757	$20,419
Cost to mine a Bitcoin(2)	$58,757	$24,594
Weighted average revenue per Bitcoin mined(3)	$92,224	$51,769
Number of Bitcoin mined(4)	167	716
Energy cost per MWh	$51.71	$40.06
Hosting cost per MWh	$—	$68.72
Energy capacity under management (mining)(5)	665 MW	884 MW
Total energy capacity under management(6)	1,020 MW	1,239 MW
Number of Bitcoin in strategic reserve(7)	10,264	9,102

(1)	Cost to mine a Bitcoin (or weighted average cost to mine a Bitcoin) is calculated as the sum of total all-in electricity expense (excluding hosted facilities) divided by Bitcoin mined during the respective periods and includes our net share of the King Mountain JV.
(2)	Cost to mine a Bitcoin (or weighted average cost to mine a Bitcoin) is calculated as the sum of total all-in electricity expense and hosting expense divided by Bitcoin mined during the respective periods and includes our net share of the King Mountain JV.
(3)	Weighted average revenue per Bitcoin mined is calculated as the sum of total self-mining revenue divided by Bitcoin mined during the respective periods and includes our net share of the King Mountain JV. For the quarter ended March 31, 2024 the weighted average revenue per Bitcoin mined includes one month of activity from discontinued operations at our Drumheller site.
(4)	Bitcoin mined includes our net share of the King Mountain JV and excludes discontinued operations from our Drumheller site. Bitcoin mined excluding our net share of the King Mountain JV was 135 and 592 for the three months ended March 31, 2025 and 2024, respectively.

(5)	Energy capacity under management (mining) represents the total power capacity related to Bitcoin Mining infrastructure, including self-mining sites, ASIC Colocation agreements, and Managed Services agreements.
(6)	Total energy capacity under management includes (i) energy capacity under management (mining) and (ii) all energy-related assets including Power Generation, CPU Colocation infrastructure, and non-operational sites.
(7)	Number of Bitcoin in strategic reserve includes Bitcoin held in custody, pledged as collateral, or pledged for a miner purchase under an agreement with BITMAIN.

Select First Quarter 2025 Financial Results

Revenue for the three months ended March 31, 2025 was $21.8 million compared to $51.7 million in the prior year period, and consisted of $4.4 million in Power revenue, $1.3 million in Digital Infrastructure revenue, and $16.1 million in Compute revenue, and nil in Other revenue.

Net (loss) income for the three months ended March 31, 2025 was ($134.3) million compared to $250.7 million for the prior year period. This included losses on digital assets of $112.4 million and gains on digital assets of $274.6 million for the three months ended March 31, 2025 and 2024, respectively.

Adjusted EBITDA for the three months ended March 31, 2025 was ($117.7) million compared to $297.0 million for the prior year period. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure, net income (loss), and an explanation of this measure has been provided in the table included below in this press release.

All financial results are reported in U.S. dollars.

Conference Call

The Hut 8 Corp. First Quarter 2025 Conference Call will commence today, Thursday, May 8, 2025, at 8:30 a.m. ET. Investors can join the live webcast here.

Supplemental Materials and Upcoming Communications

The Company expects to make available on its website materials designed to accompany the discussion of its results, along with certain supplemental financial information and other data. For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company's website, https://hut8.com/investors, and its social media accounts, including on X and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

Analyst Coverage

A full list of Hut 8 Corp. analyst coverage can be found at https://hut8.com/investors/analyst-coverage/.

About Hut 8

Hut 8 Corp. is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases such as Bitcoin mining and high-potential computing. We take a power-first, innovation-driven approach to developing, commercializing, and operating the critical infrastructure that underpins the breakthrough technologies of today and tomorrow. Our platform spans 1,020 megawatts of energy capacity under management across 15 sites in the United States and Canada: five ASIC Colocation and Managed Services sites in Alberta, New York, and Texas, five high performance computing data centers in British Columbia and Ontario, four power generation assets in Ontario, and one non-operational site in Alberta. For more information, visit www.hut8.com and follow us on X at @Hut8Corp.

Cautionary Note Regarding Forward–Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that Hut 8 expects or anticipates will or may occur in the future, including statements relating to including statements relating to the Company’s evolution as an integrated energy infrastructure platform, the impact of the Company’s investments in 2024 and Q1 2025, the impact of American Bitcoin, the Company’s ability to execute on its 2025 roadmap and initiatives, the timing for energizing the Vega site, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “allow”, “believe”, “estimate”, “expect”, “predict”, “can”, “might”, “potential”, “predict”, “is designed to”, “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; construction of new data centers, data center expansions, or data center redevelopment; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; failing to grow hashrate; purchasing miners; relying on third-party mining pool service providers; uncertainty in the development and acceptance of the Bitcoin network; Bitcoin halving events; competition from other methods of investing in Bitcoin; concentration of Bitcoin holdings; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca.

Adjusted EBITDA

In addition to results determined in accordance with GAAP, Hut 8 relies on Adjusted EBITDA to evaluate its business, measure its performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net (loss) income, adjusted for impacts of interest expense, income tax provision or benefit, depreciation and amortization, our share of unconsolidated joint venture depreciation and amortization, foreign exchange gain or loss, gain or loss on sale of property and equipment, the removal of non-recurring transactions, asset contribution costs, gain on derivatives, gain on other financial liability, loss from discontinued operations, net loss attributable to non-controlling interests before taxes, and stock-based compensation expense in the period presented. You are encouraged to evaluate each of these adjustments and the reasons the Company’s board of directors and management team consider them appropriate for supplemental analysis.

The Company’s board of directors and management team use Adjusted EBITDA to assess its financial performance because it allows them to compare operating performance on a consistent basis across periods by removing the effects of capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and amortization), and other items (such as non-recurring transactions mentioned above) that impact the comparability of financial results from period to period.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentation. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. There can be no assurance that the Company will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in the industry, the Company’s definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Hut 8 Corp. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited in USD thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenue:
Power	$4,380	$9,938
Digital Infrastructure	1,317	5,844
Compute	16,118	32,138
Other	—	3,821
Total revenue	21,815	51,741

Cost of revenue (exclusive of depreciation and amortization shown below):
Cost of revenue – Power	3,628	3,633
Cost of revenue – Digital Infrastructure	1,559	4,629
Cost of revenue – Compute	13,472	17,686
Cost of revenue – Other	—	2,199
Total cost of revenue	18,659	28,147

Operating expenses (income):
Depreciation and amortization	14,899	11,472
General and administrative expenses	21,059	19,999
Losses (gains) on digital assets	112,394	(274,574)
Loss (gain) on sale of property and equipment	2,454	(190)
Total operating expenses (income)	150,806	(243,293)
Operating (loss) income	(147,650)	266,887

Other income (expense):
Foreign exchange gain (loss)	9	(2,399)
Interest expense	(7,469)	(6,281)
Asset contribution costs	(22,780)	—
Gain on derivatives	20,862	—
Gain on other financial liability	1,139	—
Equity in earnings of unconsolidated joint venture	1,365	4,522
Total other expense	(6,874)	(4,158)

(Loss) income from continuing operations before taxes	(154,524)	262,729

Income tax benefit (provision)	20,205	(4,396)

Net (loss) income from continuing operations	$(134,319)	$258,333

Loss from discontinued operations (net of income tax benefit of nil and nil, respectively)	—	(7,626)

Net (loss) income	(134,319)	250,707

Less: Net loss attributable to non-controlling interests	430	169
Net (loss) income attributable to Hut 8 Corp.	$(133,889)	$250,876

Net (loss) income per share of common stock:
Basic from continuing operations attributable to Hut 8 Corp.	$(1.30)	$2.90
Diluted from continuing operations attributable to Hut 8 Corp.	$(1.30)	$2.76

Weighted average number of shares of common stock outstanding:
Basic	102,854,747	89,149,845
Diluted	102,854,747	93,696,683

Net (loss) income	$(134,319)	$250,707
Other comprehensive (loss) income:
Foreign currency translation adjustments	1,187	(11,074)
Total comprehensive (loss) income	(133,132)	239,633
Less: Comprehensive loss attributable to non-controlling interest	431	134
Comprehensive loss (income) attributable to Hut 8 Corp.	$(132,701)	$239,767

Adjusted EBITDA Reconciliation

	Three Months Ended
	March 31,
(in USD thousands)	2025	2024
Net (loss) income	$(134,319)	$250,707
Interest expense	7,469	6,281
Income tax (benefit) provision	(20,205)	4,396
Depreciation and amortization	14,899	11,472
Share of unconsolidated joint venture depreciation and amortization (1)	5,485	5,349
Foreign exchange (gain) loss	(9)	2,399
Losses (gains) on sale of property and equipment	2,454	(190)
Gain on derivatives	(20,862)	—
Gain on other financial liability	(1,139)	—
Non-recurring transactions (2)	1,485	4,300
Asset contribution costs	22,780	—
Loss from discontinued operations (net of income tax of nil and nil, respectively)	—	7,626
Net loss attributable to non-controlling interests before taxes	473	169
Stock-based compensation expense	3,793	4,474
Adjusted EBITDA	$(117,696)	$296,983

(1)	Net of the accretion of fair value differences of depreciable and amortizable assets included in equity in earnings of unconsolidated joint venture in the Unaudited Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income in accordance with ASC 323. See Note 9. Investments in unconsolidated joint venture of our Unaudited Condensed Consolidated Financial Statements for further detail.
(2)	Non-recurring transactions for the three months ended March 31, 2025 represent approximately $1.5 million related to restructuring and American Bitcoin related transaction costs. Non-recurring transactions for the three months ended March 31, 2024 represent approximately $1.4 million of transaction costs related to the Far North JV acquisition and $2.9 million related to restructuring cost.

Contacts

Hut 8 Investor Relations
Sue Ennis
ir@hut8.com

Hut 8 Corp. Public Relations
Gautier Lemyze-Young

media@hut8.com